UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2012

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Exchange Offer and Consent Solicitation

On June 18, 2012, The Bon-Ton Stores, Inc. (“Bon-Ton”) issued a press release announcing the interim results of (1) the offer (the “Exchange Offer”) by The Bon-Ton Department Stores, Inc. (the “Issuer”), a wholly-owned subsidiary of Bon-Ton, to issue new 10 5/8%  second lien senior secured notes due 2017 (the “New Notes”) in exchange for any and all of the Issuer’s outstanding 10¼% senior notes due 2014 (the “Old Notes”) and (2) in conjunction with the Exchange Offer and on the terms and subject to the conditions set forth in the Issuer’s Confidential Offering Memorandum and Consent Solicitation Statement, dated June 4, 2012 (the “Offering Memorandum”), solicitation (the “Consent Solicitation”) of the consents from the holders of the Old Notes to certain proposed amendments (the “Proposed Amendments”) to covenants in the Indenture, dated as of March 6, 2006, by and among the Issuer, the guarantors named therein, and The Bank of New York, as trustee (the “Trustee”), pursuant to which the Old Notes were issued (the “Old Notes Indenture”).

As of 5:00 p.m., New York City time, on June 15, 2012 (the “Early Deadline”), a total of approximately $329.4 million principal amount of Old Notes had been tendered in the Exchange Offer, representing approximately 71.0% of the outstanding Old Notes.  For any Old Notes tendered and accepted after the Early Deadline and prior to 12:00 midnight, New York City time, on July 3, 2012 (unless extended) (the “Expiration Time”), eligible holders will receive $970 in principal amount of New Notes per $1,000 principal amount of Old Notes.  Eligible holders whose tendered Old Notes are accepted for exchange after the Early Deadline will also receive accrued and unpaid interest in cash on the exchanged Old Notes through, but not including, the settlement date for the Exchange Offer.  The Issuer has not extended the withdrawal deadline for tenders of Old Notes and holders no longer have right to withdraw any Old Notes previously tendered or any Old Notes tendered through the Expiration Time.  Consummation and settlement of the Exchange Offer is expected to occur within three business days after the Expiration Time.

In addition, the Bon-Ton announced that the Issuer received the requisite consents for the Proposed Amendments to the Old Notes Indenture, to amend the Old Notes Indenture to permit the liens that will secure the New Notes.  The Issuer and the guarantors named therein and the Trustee will execute a supplemental indenture, concurrently with the consummation and settlement of the Exchange Offer, which gives effect to the Proposed Amendments.  As such, consents previously delivered and not withdrawn in connection with the Exchange Offer and Consent Solicitation may no longer be withdrawn.

The complete terms and conditions of the Exchange Offer and Consent Solicitation are as set forth in the Issuers’ Offering Memorandum and the related letter of transmittal and in Bon-Ton’s press release issued on June 4, 2012.

For additional information concerning the foregoing, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Report, including the exhibit attached hereto, is furnished solely pursuant to Item 8.01 of this Form 8-K. Consequently, it is not deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release issued by The Bon-Ton Stores, Inc. on June 18, 2012, announcing the results to date of the Exchange Offer and Consent Solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2012

THE BON-TON STORES, INC.

	By:	/S/ KEITH E. PLOWMAN
Keith E. Plowman
Executive Vice President and Chief Financial Officer